Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195020) of Nord Anglia Education, Inc. of our report dated 19 November 2014 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers
Hong Kong
19 November 2014